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                                                                   Exhibit 3.1.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              VIA NET.WORKS, INC.
                      ----------------------------------

                        Pursuant to Section 245 of the
                            General Corporation Law
                           of the State of Delaware


                  VIA NET.WORKS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The Corporation was originally incorporated under the name "Centennial International Access Corp." The present name of the Corporation is VIA NET.WORKS, Inc.

                  2. The Certificate of Incorporation (as amended, the "Certificate of Incorporation") of the Corporation was filed in the office of the Secretary of State of the State of Delaware on June 13, 1997.

                  3. The text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:


Article 1.        NAME

                  The name of this Corporation is VIA NET.WORKS, Inc.

Article 2.        REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, in the State of Delaware. The registered agent for the Corporation at such address shall be Corporation Services Company.

Article 3.        PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The
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Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.        CAPITAL STOCK

                  4.1.     Authorized Shares

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 181,300,000, of which 125,000,000 of such shares shall be common stock having a par value of $.001 per share ("Voting Common Stock"), 7,500,000 of such shares shall be non-voting common stock having a par value of $.001 per share ("Nonvoting Common Stock") and 48,800,000 of such shares shall be preferred stock, having a par value of $.001 per share ("Preferred Stock").

                  4.2.     Voting Common Stock and Nonvoting Common Stock

                  4.2.1.   Relative Rights

                  Except as expressly provided by this Article 4, Voting Common Stock and Nonvoting Common Stock (collectively, the "Common Shares") shall be pari passu in all respects. Except as required by law, Nonvoting Common Stock shall not be entitled to vote on any matter submitted for approval by the Corporation's stockholders. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Voting Common Stock, the outstanding shares of Nonvoting Common Stock shall be proportionally subdivided or combined, and vice versa. No dividends shall be declared and paid on Voting Common Stock unless equivalent dividends are simultaneously paid on Nonvoting Common Stock, and vice versa; provided, however, that in the case of a dividend payable in shares of Voting Common Stock, the holders of Voting Common Stock shall receive additional shares of Voting Common Stock and the holders of Nonvoting Common Stock shall receive additional shares of Nonvoting Common Stock.

                  Nonvoting Common Stock shall be convertible into Voting Common Stock on a share-for-share basis at the option of the holder thereof; provided, however, that no holder of Nonvoting Common Stock shall be entitled to convert any such shares into Voting Common Stock to the extent that, as a result of such conversion, such holder and its Affiliates would directly or indirectly own, control or have voting power with respect to a greater number of shares of stock or other securities of the Corporation than such holder and its Affiliates would be permitted to own, control or have voting power with respect thereto under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates, including without limitation the Bank Holding Company Act of 1956, as amended, and the regulations thereunder (the "BHCA").

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The Corporation shall not be required to record the conversion of, and no holder shall be entitled to convert, shares of Nonvoting Common Stock into Voting
Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that such conversion is permitted under applicable law, and in no event shall the Corporation be liable to such holder or any third party arising from any such conversion whether or not permitted by applicable law. For the purposes of this Section 4.2.1., "Affiliates" shall mean, with respect to any person, any other person Controlling, Controlled by or under common Control with such person. "Control" (including the terms "Controlled by" and "under common Control with") shall mean, as used with respect to any person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such person (whether through ownership of voting securities, as trustee or executor, by agreement or otherwise). "Person" shall mean an individual, partnership, corporation, firm, association, joint stock company, trust, joint venture, unincorporated organization, or governmental, quasi-governmental or regulatory authority (or any department, agency or political subdivision thereof), or any other legally recognized entity.

                  In addition, the Common Shares shall be subject to all of the rights, privileges, preferences and priorities of Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Voting Common Stock shall have the same relative rights as, and be identical in all respects to, all other shares of Voting Common Stock.

                  4.2.2.   Dividends

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Shares as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Shares, then dividends may be paid on the Common Shares and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the "Board of Directors").

                  4.2.3.   Dissolution, Liquidation, Winding Up

                  In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of

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the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Shares in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4.2.4.   Voting Rights

                  Each holder of shares of Voting Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Voting Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

                  4.2.5. Reservation of Voting Common Stock Issuable Upon Conversion of Nonvoting Common Stock

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of Nonvoting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Nonvoting Common Stock. If at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Nonvoting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

                  4.3.     Preferred Stock

                  4.3.1.   Designation of Preferred Stock

                  The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

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                  4.3.2.   Designation of Series A, Series B-1 and Series B-2
                           and Series C-1 and C-2 Preferred Stock

                  One million five hundred thousand (1,500,000) of the authorized shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred"), seventeen million two hundred thousand (17,200,000) of the authorized shares of Preferred Stock are hereby designated as "Series B-1 Preferred Stock" (the "Series B-1 Preferred"), two million seven hundred thousand (2,700,000) of the authorized shares of Preferred Stock are hereby designated as "Series B-2 Preferred Stock" (the "Series B-2 Preferred"), twenty-one million four hundred thousand (21,400,000) of the authorized shares of Preferred Stock are hereby designated as "Series C-1 Preferred Stock" (the "Series C-1 Preferred") and six million (6,000,000) of the authorized shares of Preferred Stock are hereby designated as "Series C-2 Preferred Stock" (the "Series C-2 Preferred").

                  Except as expressly provided by this Article Four, Series B-1 Preferred and Series B-2 Preferred (collectively, the "Series B Preferred") shall be pari passu in all respects. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series B-1 Preferred, the outstanding shares of Series B-2 Preferred shall be proportionally subdivided or combined, and vice versa. No dividends shall be declared and paid on the Series B-1 Preferred unless equivalent dividends are simultaneously paid on the Series B-2 Preferred, and vice versa; provided, however, that in the case of a dividend payable in shares of Series B Preferred, the holders of Series B-1 Preferred shall receive additional shares of Series B-1 Preferred and the holders of Series B-2 Preferred shall receive additional shares of Series B-2 Preferred.

                  The Series B-2 Preferred shall be convertible into Series B-1 Preferred on a share-for-share basis at the option of the holder thereof; provided, however, that no holder of Series B-2 shall be entitled to convert any such shares into Series B-1 Preferred to the extent that, as a result of such conversion, such holder and its Affiliates would directly or indirectly own, control or have voting power with respect to a greater number of shares of stock or other securities of the Corporation than such holder and its Affiliates would be permitted to own, control or have voting power with respect thereto under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates, including without limitation the BHCA. The Corporation shall not be required to record the conversion of, and no holder shall be entitled to convert, shares of Series B-2 Preferred into Series B-1 Preferred unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that such conversion is permitted under applicable law, and in no event shall the Corporation be liable to such holder or any third party arising from any such

                                      -5-
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conversion whether or not permitted by applicable law. Series B-1 Preferred held by a person subject to the BHCA shall be convertible into Series B-2 Preferred on a share-for-share basis upon delivery by such holder to the Corporation of a certification that such conversion is required in order for such holder to comply with the BHCA.

                  Except as expressly provided by this Article Four, Series C-1 Preferred and Series C-2 Preferred (collectively, the "Series C Preferred") shall be pari passu in all respects. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series C-1 Preferred, the outstanding shares of Series C-2 Preferred shall be proportionally subdivided or combined, and vice versa. No dividends shall be declared and paid on the Series C-1 Preferred unless equivalent dividends are simultaneously paid on the Series C-2 Preferred, and vice versa; provided, however, that in the case of a dividend payable in shares of Series C Preferred, the holders of Series C-1 Preferred shall receive additional shares of Series C-1 Preferred and the holders of C-2 Preferred shall receive additional shares of Series C-2 Preferred.

                  The Series C-2 Preferred shall be convertible into Series C-1 Preferred on a share-for-share basis at the option of the holder thereof; provided, however, that no holder of Series C-2 shall be entitled to convert any such shares into Series C-1 Preferred to the extent that, as a result of such conversion, such holder and its Affiliates would directly or indirectly own, control or have voting power with respect to a greater number of shares of stock or other securities of the Corporation than such holder and its Affiliates would be permitted to own, control or have voting power with respect thereto under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates, including without limitation the BHCA. The Corporation shall not be required to record the conversion of, and no holder shall be entitled to convert, shares of Series C-2 Preferred into Series C-1 Preferred unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that such conversion is permitted under applicable law, and in no event shall the Corporation be liable to such holder or any third party arising from any such conversion whether or not permitted by applicable law. Series C-1 Preferred held by a person subject to the BHCA shall be convertible into Series C-2 Preferred on a share-for-share basis upon delivery by such holder to the Corporation of a certification that such conversion is required in order for such holder to comply with the BHCA.

                  The relative rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, Series B-1 Preferred, Series B-2

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Preferred, Series C-1 Preferred and Series C-2 Preferred (collectively, the
"Convertible Preferred") are as follows:

                  1.       Dividend Rights.

                  (a) Holders of Convertible Preferred, in preference to the holders of Common Shares and any other stock of the Corporation that is not by its terms expressly senior to in right of payment to the Convertible Preferred (collectively, "Junior Stock"), shall be entitled to receive dividends, when and as declared by the Corporation's Board of Directors, but only out of funds that are legally available therefor. In the event that the Corporation declares or pays any dividends upon the Common Shares (whether payable in cash, securities or other property) other than dividends payable solely in Common Shares, the Corporation shall also declare and pay to the holders of the Convertible Preferred at the same time that it declares and pays such dividends to the holders of Common Shares, the dividends which would have been declared and paid with respect to the Common Shares issuable upon conversion of the Convertible Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Shares entitled to such dividends are to be determined. No dividends shall be paid on either the Series A, Series B or Series C Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all of the Series A, Series B and Series C Preferred.

                  (b) So long as any Convertible Preferred remains outstanding, without the prior written consent of the holders of at least 70% of the outstanding shares of Convertible Preferred (other than Series B-2 Preferred and Series C-2 Preferred) voting as a single class (the "Required Holders"), the Corporation shall not, nor shall it permit any Subsidiary to, directly or indirectly redeem, purchase or otherwise acquire any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock. The provisions of this Section 1(b) shall not, however, apply to (i) the acquisition of shares of any Junior Stock solely in exchange for shares of any other Junior Stock, or (ii) the repurchase of Management Stock or Reserved Employee Stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant pursuant to contractual repurchase rights or that is otherwise approved by a majority of the disinterested members of the Corporation's Board of Directors.

                  2.       Voting Rights.

                  (a) Generally. Except as otherwise provided herein or as required by law, (i) the Series A Preferred, Series B-1 Preferred and Series C-1 Preferred shall vote with the shares of the Voting Common Stock (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by

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written consent in the same manner as the Voting Common Stock, in either case upon the following basis: each holder of shares of Convertible Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Voting Common Stock into which such holder's aggregate number of shares of Convertible Preferred are convertible pursuant to Section 5 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, and (ii) the Series B-2 Preferred and Series C-2 Preferred shall be non-voting. The holders of Voting Common Stock or Nonvoting Common Stock shall not be entitled to vote as a separate class in the event of an amendment to this Certificate of Incorporation to increase or decrease the number of authorized shares of Voting Common Stock or Nonvoting Common Stock. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any vote or consent otherwise required under the provisions of this Certificate of Incorporation of any holder (as such) of Series B-2 Preferred or Series C-2 Preferred that is subject to the BHCA be so required (i) unless the matter subject to such vote or consent would "significantly and adversely affect the rights or preferences of the security or interest" of such holder, as such terms are used in Section 225.2(q)(2)(i) of Regulation Y of the Board of Governors of the Federal Reserve System, or (ii) if the requirement for such vote or consent would be to cause the shares of Series B-2 Preferred or Series C-2 Preferred held by such holder to be considered "voting securities" for purposes of such Regulation Y.

                  (b) Election of Directors. In the election of directors of the Corporation, (i) the holders of the Series A Preferred and Series B-1 Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Series A Preferred and Series B-1 Preferred entitled to one vote, shall be entitled to elect four directors to serve on the Corporation's Board of Directors and (ii) the holders of the Series C-1 Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Series C-1 Preferred entitled to one vote, shall be entitled to elect three directors to serve on the Corporation's Board of Directors. Each director elected by the holders of Convertible Preferred shall serve until such person's successor is duly elected by the holders of Convertible Preferred entitled to elect such director or such person is removed from office by such holders. If the holders of Convertible Preferred for any reason fail to elect a director to fill any such directorship, such position shall remain vacant until such time as the holders of Convertible Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

                  (c) Class Vote Requirements. Without the affirmative vote or consent of the Required Holders, the Corporation will not (i) amend the Corporation's Certificate of Incorporation or by-laws in a manner that adversely affects the holders of the Convertible Preferred, (ii) create, issue or authorize the issuance of any additional Convertible Preferred or any other capital stock of the

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Corporation that is senior to or pari passu with the Convertible Preferred with respect to the payment of dividends, redemptions or payments in connection with the liquidation of the Corporation, (iii) engage in any Acquisition or Asset Transfer (as defined in Section 3(e)) or any other merger, consolidation, recapitalization, liquidation or sale of substantial assets outside the ordinary course of business, (iv) engage in any business other than the business of the Corporation described in the Company's most recent annual business plan approved by the Board of Directors of the Corporation and activities incidental thereto,
(v) increase the amount of Reserved Employee Stock, (vi) engage in any transaction with an affiliate of the Corporation that is not approved by a majority of the Corporation's disinterested directors, or (vii) repurchase any Management Stock other than in connection with termination of the holder's employment or service as a director of or consultant to the Corporation. In addition, without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series B-2 Preferred or Series C-2 Preferred, as applicable, the Corporation will not amend its Certificate of Incorporation or by-laws in a manner that adversely affects the holders of the Series B-2 Preferred or Series C-2 Preferred, as applicable.

                  3.       Liquidation Rights.

                  (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock or to the holders of Series A Preferred or Series B Preferred, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Corporation with respect to each share of Series C Preferred an amount (the "Series C Liquidation Value") equal to the sum of (i) $6.00 (as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series C Preferred, the "Original Series C Issue Price") plus (ii) all declared but unpaid dividends thereon. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series C Preferred, then such assets shall be distributed among the holders Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) After payment of the full liquidation preference of the Series C Preferred as set forth in Section 3(a) above, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Corporation with respect to each share of Series B Preferred an amount (the "Series B Liquidation Value") equal to the sum of (i) $3.00 (as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B Preferred, the "Original Series B Issue Price") plus (ii) all declared but unpaid dividends thereon. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of

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Series B Preferred, then such assets shall be distributed among the holders of
Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (c) After payment of the full liquidation preference of the Series B Preferred and Series C Preferred as set forth in Sections 3(a) and 3(b) above, the holders of the Series A Preferred shall be entitled to be paid out of the remaining assets of the Corporation with respect to each share of Series A Preferred an amount (the "Series A Liquidation Value") equal to the sum of (i) $1.00 (as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred, the "Original Series A Issue Price") plus (ii) all declared but unpaid dividends thereon. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred, then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (d) After the payment of the full liquidation preference of the Series C Preferred, Series B Preferred and Series A Preferred as set forth in Sections 3(a), 3(b) and 3(c) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Junior Stock entitled to a preference over Common Shares and, thereafter, to the holders of Common Shares. The holders of Convertible Preferred shall be entitled to participate in distributions to holders of Common Shares such that, giving effect to all distributions pursuant to Sections 3(a), 3(b) and 3(c) above and all exercises of Options and conversions of Convertible Securities effected on or prior to the date on which distributions are made to holders of Common Shares, the holders of Convertible Preferred receive aggregate distributions equal to the greater of Series A Liquidation Value, Series B Liquidation Value or Series C Liquidation Value (as applicable) or the amounts that such holders would have received if the Convertible Preferred had been converted into Common Shares immediately prior to such liquidation, dissolution or winding up of the Corporation.

                  (e) At the option of the Required Holders, the following events shall be considered a liquidation for purposes of Section 3(a):

                  (i) any merger, consolidation, business combination, reorganization or recapitalization of the Corporation in which the Corporation is not the surviving entity or in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation's voting power immediately after such transaction, or any transaction or series of related transactions in which capital stock representing in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

                                      -10-
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                  (ii) a sale, lease or other disposition of all or
substantially all of the assets of the Corporation (an "Asset Transfer").

                  4.  Redemption Rights.

                  (a) Redemption. The Corporation shall redeem all then-outstanding shares of Series A, Series B and Series C Preferred on May 31, 2008 (the "Redemption Date"), at a price per share equal to the Series A Liquidation Value, Series B Liquidation Value or Series C Liquidation Value, as applicable.

                  (b) Redemption Payments. For each share of Convertible Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series A Liquidation Value, Series B Liquidation Value or Series C Liquidation Value, as applicable. If the funds of the Corporation legally available for redemption of Convertible Preferred on the Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used (i) first, to redeem the maximum possible number of shares of Series C Preferred pro rata among the holders thereof based on the respective numbers of shares held by each such holder, and (ii) second, to the extent of any funds remaining after redemption of all shares of Series C Preferred, to redeem the maximum possible number of shares of Series A Preferred and Series B Preferred pro rata among the holders of Series A and Series B Preferred to be redeemed based upon the aggregate Liquidation Value of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Convertible Preferred, such funds shall immediately be used to redeem, in the same order of priority specified above, the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed.

                  (c) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of the redemption of Convertible Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the Redemption Date. The holders of Convertible Preferred shall in any event have the right to convert their shares into Common Shares at any time prior to the close of business on the Redemption Date.

                  (d) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Convertible Preferred, except as expressly authorized herein or pursuant to a purchase offer made to all holders of each class of Convertible Preferred in the same order of priority specified above with respect to redemptions.

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                  5.  Conversion Rights.

                  The holders of the Convertible Preferred shall have the following rights with respect to the conversion of the Convertible Preferred into shares of Voting Common Stock in the case of the Series A Preferred, Series B-1 Preferred or Series C-1 Preferred or shares of Nonvoting Common Stock in the case of Series B-2 Preferred or Series C-2 Preferred:

                  (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable Common Shares. The number of Common Shares to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred being converted. The number of Common Shares to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5(b)) by the number of shares of Series B Preferred being converted. The number of Common Shares to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series C Conversion Rate" then in effect (determined as provided in Section 5(b)) by the number of shares of Series C Preferred being converted.

                  (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Liquidation Value by the "Series A Conversion Price" calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Liquidation Value by the "Series B Conversion Price" calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Conversion Rate") shall be the quotient obtained by dividing the Series C Liquidation Value by the "Series C Conversion Price" calculated as provided in Section 5(c).

                  (c) Conversion Prices. The conversion price for the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price, the conversion price for the Series B Preferred (the "Series B Conversion Price") shall initially be the Original Series B Issue Price, and the conversion price for the Series C Preferred (the "Series C Conversion Price") shall initially be the Original Series C Issue Price. Such initial Conversion Prices shall be adjusted from time to time in accordance with this Section 5. If and whenever on or after the date of original issuance of shares of Series C Preferred (the "Original Issue Date") the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any Common Shares (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of Common Shares Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding immediately after such issue or sale. If and whenever on or after the Original Issue Date the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any Common Shares (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issue or sale by the number of Common Shares Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding immediately after such issue or sale. If and whenever on or after the Original Issue Date the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any Common Shares (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series C Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series C Conversion Price in effect immediately prior to such issue or sale by the number of Common Shares Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding immediately after such issue or sale. All references to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price herein shall mean the Series A, Series B or Series C Conversion Price as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:

                           (i)      Issuance of Rights or Options.  If the
Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the applicable Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Common

Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the applicable Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Shares are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (ii)     Issuance of Convertible Securities.  If the
Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the applicable Conversion Price shall be made when Common Shares are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which an adjustment of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                           (iii)    Change in Option Price or Conversion Rate.
If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Shares changes at any time (other than changes in the Conversion Prices of the Convertible Preferred resulting from the anti-dilution provisions of this
Section 5), the Conversion Prices in effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (iv)     Treatment of Expired Options and Unexercised
Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (v)      Calculation of Consideration Received.
If any Common Shares, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding shares of Convertible Preferred (other than Series B-2 Preferred and Series C-2 Preferred) voting as a single class (the "Majority Holders"). If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                           (vi)     Integrated Transactions.  In case any Option
is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                           (vii)    Treasury Shares.  The number of Common
Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Shares.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding Common Shares into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a divided or other distribution payable in additional Common Shares, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(e) to reflect the actual payment of such dividend or distribution.

                  (f) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation other than Common Shares, in each such event provision shall be made so that the holders of the Convertible Preferred shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of other securities of the Corporation which they would have received had their Convertible Preferred been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred or with respect to such other securities by their terms. Notwithstanding the foregoing, appropriate provision shall be made so that holders of Series B-2 Preferred and Series C-2 Preferred receive non-voting securities upon such conversion.

                  (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Shares issuable upon the conversion of the Convertible Preferred are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of Common Shares into which such shares of Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. Notwithstanding the foregoing, appropriate provision shall be made so that holders of Series B-2 Preferred and Series C-2 Preferred receive non-voting securities upon such conversion.

                  (h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Shares are converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction, provision shall be made so that the holders of the Convertible Preferred shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property to which a holder of the maximum number of Common Shares deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Convertible Preferred after such transaction to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the Required Holders, all of the Corporation's obligations hereunder. Notwithstanding the foregoing, appropriate provision shall be made so that holders of Series B-2 Preferred and Series C-2 Preferred receive non-voting securities upon such conversion.

                  (i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A, Series B or Series C Conversion Prices or the number of Common Shares or other securities issuable upon conversion of the Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Convertible Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional Common Shares issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional Common Shares issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Preferred.

                  (j) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Shares (or other securities) that shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                  (k) Automatic Conversion. Each share of Convertible Preferred shall automatically be converted into shares of Voting Common Stock (in the case of Series A, Series B-1 or Series C-1 Preferred) or Nonvoting Common Stock (in the case of Series B-2 Preferred or Series C-2 Preferred), based on the then-effective Conversion Prices, (x) at any time at the election of the Required Holders, or (y) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Shares for the account of the Corporation in which (i) the per share price to the public is at least $12.00 per share (as adjusted for stock splits, recapitalizations and the like occurring after the Original Issue Date), and
(ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $50,000,000.00.

                  (l)      Mechanics of Conversion.

                           (i)      Optional Conversion.  Each holder of
Convertible Preferred who desires to convert the same into Common Shares pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date. Such provisions shall also apply to (i) a conversion of Voting Common Stock into Nonvoting Common Stock, and vice versa, (ii) a conversion of Series B-1 Preferred into Series B-2 Preferred, and vice versa, and (iii) a conversion of Series C-1 Preferred into Series C-2 Preferred, and vice versa; provided, however, that any such conversion notice shall be accompanied by any certification otherwise required under this Certificate of Incorporation.

                           (ii)     Automatic Conversion.  Upon the occurrence
of the event specified in Section 5(k) above, the outstanding shares of Convertible Preferred shall be converted into Common Shares automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the

Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Convertible Preferred at the office of the Corporation or any transfer agent for the Convertible Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the shares of Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Convertible Preferred shall be deemed for all corporate purposes to represent the number of Common Shares resulting from such automatic conversion.

                  (m) Fractional Shares. No fractional Common Shares shall be issued upon conversion of Convertible Preferred. All Common Shares (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Shares' fair market value (as determined by the Board) on the date of conversion.

                  6.       Certain Definitions.

                  "Affiliate" means, with respect to any person, any other person Controlling, Controlled by or under common Control with such person. "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such person (whether through ownership of voting securities, as trustee or executor, by agreement or otherwise).

                  "Common Stock Deemed Outstanding" means, at any given time, the sum of the number of Common Shares actually outstanding at such time plus the number of Common Shares deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Shares.

                  "Management Stock" means the Common Shares held by members of the Company's management.

                  "Options" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

                  "Permitted Issuance" means (i) any issuance of Common Shares upon conversion of shares of Convertible Preferred, (ii) any issuance, including any deemed issuance, of Reserved Employee Stock, or (iii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation's Board of Directors. In addition, a Series A Dilutive Offering, a Series B Dilutive Offering or a Series C Dilutive Offering shall constitute a Permitted Issuance with respect to any shares (but only those shares) of Series A Preferred, Series B Preferred or Series C Preferred held by a holder that (together with its Affiliates) does not purchase such holder's Pro Rata Share (or a greater amount) of such Series A Dilutive Offering, Series B Dilutive Offering or Series C Dilutive Offering.

                  "person" means an individual, partnership, corporation, firm, association, joint stock company, trust, joint venture, unincorporated organization, or governmental, quasi-governmental or regulatory authority (or any department, agency or political subdivision thereof), or any other legally recognized entity.

                  "Pro Rata Share" means the amount of Common Shares, Options or Convertible Securities that a holder of Convertible Preferred would have to purchase in an offering such that following the offering the holder would hold the same percentage of the Common Stock Deemed Outstanding as the holder held immediately prior to the offering, but in no event to exceed the amount of Common Shares, Options or Convertible Securities that such holder is permitted by the Corporation to purchase in such offering pursuant to Section 4.10 of the Amended and Restated Stockholders Agreement dated as of the Original Issue Date (without regard to the ability to purchase securities offered to and not purchased by other stockholders).

                  "Reserved Employee Stock" means up to 10,000,000 Common Shares issuable to employees, directors or consultants of the Corporation and its Subsidiaries as determined by the Corporation's Board of Directors with vesting and buy-back restrictions approved by the Board.

                  "Series A Dilutive Offering" means an offering of Common Shares, Options or Convertible Securities (other than pursuant to a transaction referred to in clauses (i), (ii) or (iii) of the definition of Permitted Issuance) to each holder of Series A Preferred that would (without giving effect to the last sentence of the definition of Permitted Issuance), upon consummation of such offering, trigger a reduction in the Series A Conversion Price pursuant to Section 5(c).

                  "Series B Dilutive Offering" means an offering of Common Shares, Options or Convertible Securities (other than pursuant to a transaction referred to in clauses (i), (ii) or (iii) of the definition of Permitted Issuance) to each holder of Series B Preferred that would (without giving effect to the last sentence of the definition of Permitted Issuance), upon consummation of such offering, trigger a reduction in the Series B Conversion Price pursuant to Section 5(c).

                  "Series C Dilutive Offering" means an offering of Common Shares, Options or Convertible Securities (other than pursuant to a transaction referred to in clauses (i), (ii) or (iii) of the definition of Permitted Issuance) to each holder of Series C Preferred that would (without giving effect to the last sentence of the definition of Permitted Issuance), upon consummation of such offering, trigger a reduction in the Series C Conversion Price pursuant to Section 5(c).

                  "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

                  7.       Amendment and Waiver.

                  No amendment, modification or waiver of any of the terms or provisions of any series of the Convertible Preferred shall be binding or effective without the prior written consent of the holders of two-thirds of the outstanding shares of such series, and no such change may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding shares of such series. Any amendment, modification or waiver of any of the terms or provisions of any series of the Convertible Preferred by the holders of two-thirds of the outstanding shares of such series, whether prospective or retroactively effective, shall be binding upon all holders of such series of Convertible Preferred Stock. Notwithstanding the foregoing, except as may be required by applicable provisions of the Delaware General Corporation Law, any amendment, modification or waiver that affects (i) the Series B-1 and Series B-2 Preferred on an equal basis or (ii) the Series C-1 and Series C-2 Preferred on an equal basis shall require the consent of the holders of two-thirds of the outstanding shares of the Series B-1 and Series B-2 Preferred or the holders of two-thirds of the outstanding shares of the Series C-1 and Series C-2 Preferred, as applicable, in each case taken together as a single group.


                  8.       Registration of Transfer.

                  The Corporation shall keep at its principal office a register for the registration of the Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

                  9.       Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class and series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  10.      Reservation of Common Stock Issuable Upon Conversion.

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then-outstanding shares of the Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be

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

necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

                  11.      Notices.

                  Any notice required by the provisions of this Article Four shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  12.      Payment of Taxes.

                  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of shares of Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the shares of Convertible Preferred so converted were registered.

                  13.      No Dilution or Impairment.

                  The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

                  14.      No Reissuance of Convertible Preferred.

                  No share or shares of Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued other than in connection with a conversion of Series B-1 Preferred into Series B-2 Preferred, or vice versa, or a conversion of Series C-1 Preferred into Series C-2 Preferred, or vice versa.

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

Article 5.        BOARD OF DIRECTORS

                  5.1.     Number; Election

                  The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

                  Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Voting Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article 5, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the terms of any incumbent director.

                  With respect to newly created directorships resulting from an increase in the number of directors, the Board of Directors shall determine and designate to which class of directorships each director belongs. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

                  5.2.     Management of Business and Affairs of the Corporation

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

                  5.3.     Vacancies; Resignation; Removal

                  Vacancies and newly created directorships resulting from any increase in the number of directors constituting the whole Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board of Directors. In the event that one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. Subject to the rights of any holder of Preferred Stock, directors may be removed without cause only upon the affirmative vote of at least two-thirds of the holders of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  5.4.     Limitation of Liability

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6.        COMPROMISE OR ARRANGEMENTS

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 7.        SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

                  The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

Article 8.        AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation by majority vote is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 9.        RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

                  The approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of the entire Board of Directors shall be required to amend, alter or repeal, or adopt any provisions inconsistent with sections of this Amended and Restated Certificate of Incorporation relating to the election, classification and removal of members of the Board of Directors and the vote requirement for such amendment.

                                   * * * * *

                  4. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this ____ day of ________________, 2000.





                           VIA NET.WORKS, INC.



                           By:
                              -------------------------------------------
                              Name:   Matt S. Nydell
                              Title:  Vice President, General Counsel and
                                      Secretary


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